Exhibit 10.11

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 30, 2010, by and among EMRISE Corporation, a Delaware corporation (the “Company”), and Private Equity Management Group, LLC (“Holder”).

RECITALS

WHEREAS, Holder owns and holds two Second Amended and Restated Warrants, numbered PEM-1A and PEM-lB, each representing the right to purchase 387,879 shares of common stock of the Company, and each originally issued by the Company on November 30, 2007 and amended and restated on February 12, 2009 (the “Warrants”); and

WHEREAS, the Company desires to purchase the Warrants for an agreed purchase price of $100,000 and Holder desires to sell the Warrants for such purchase price.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.             PURCHASE AND SALE OF WARRANTS.

1.1          Purchase and Sale of Warrants. Subject to the terms and conditions hereof, Holder hereby agrees to sell and the Company hereby agrees to purchase the Warrants at a purchase price of $100,000.

1.2          Delivery; Payment. On the later of August 31, 2010 and the date that Holder can physically deliver the Warrants to the Company, but not later than September 3, 2010, the Company shall pay to Holder the purchase price of $100,000 in immediately available funds and Holder shall deliver the original Warrants to the Company.

2.             REPRESENTATIONS AND WARRANTIES.

2.1          Of Holder. Holder hereby represents and warrants to the Company as follows:

(a)   All limited liability company action on the part of Holder necessary for the authorization of this Agreement and the transactions contemplated hereby has been taken. The execution of this Agreement and the sale of the Warrants pursuant hereto, will not, with or without the passage of time or giving of notice, result in any violation, or be in conflict with or constitute a default under any contract or instrument to which Holder is a party.

(b)   Holder has good and marketable title to the Warrants, free of any liens or encumbrances.

2.2          Of Company. Company hereby represents and warrants to Holder as follows:

(a)   All corporate action on the part of the Company necessary for the authorization of this Agreement and the transaction contemplated hereby has been taken. The execution of this Agreement and the purchase of the Warrants pursuant hereto, will not, with or without the passage of time or giving of notice, result in any violation, or be in conflict with or constitute a default under any contract or instrument to which the Company is a party.

3.             CONDITIONS PRECEDENT.

3.1          The obligation to consummate the sale and purchase of the Warrants in accordance with the terms hereof is subject to the satisfaction of the following conditions:

(a)   Representations and Warranties. The representations and warranties made by each party shall have been true and correct in all material respects on the date of closing.

(b)   Tenders. Holder shall have tendered delivery of the Warrants and Company shall have tendered the purchase price of $100,000 in immediately available funds.

(c)   Closing of Sale of ACC. The closing of the sale of Advanced Controlled Components, Inc., the Company’s subsidiary shall be complete.

4.             MISCELLANEOUS.

4.1          Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would cause the substantive laws of any other jurisdiction to apply. Each party irrevocably submits and consents to the jurisdiction of any Delaware state court or federal court sitting in Delaware over any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts.

4.2          Entire Agreement. This Agreement constitutes the entire agreement among the parties relative to the specific subject matter hereof and thereof.

4.3          Broker’s Fees. Each party represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Warrant Purchase Agreement as of the day and year first above written.

EMRISE corporation		PRIVATE EQUITY MANAGEMENT GROUP, LLC

By:	/s/ Carmine T. Oliva
Name: Carmine T. Oliva		By:	/s/ Jim LeSieur
Title: Chief Executive Officer		Name: Jim LeSieur
Title: Chief Operating Officer